Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Pre-effective Amendment No. 1 to Form S-3 (File No. 333-281528) of our report dated April 1, 2024 with respect to the audited consolidated financial statements of LM Funding America, Inc. for the year ended December 31, 2023.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 30, 2024